Exhibit 11.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in the Offering Circular constituting a part of this Offering Statement on Form 1-A, as it may be amended, of our Independent Auditor’s Report dated March 19, 2021 relating to the balance sheet of AHP Title Holdings, LLC as of December 31, 2020, and the related statements of operations, changes in members’ deficit, and cash flows for the period from March 26, 2020 (inception) to December 31, 2020, and the related notes to the financial statements.

/s/ Artesian CPA, LLC

Denver, CO

July 27, 2022

1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion of our reports dated April 22, 2022, with respect to the consolidated balance sheet of AHP Title Holdings LLC as of December 31, 2021 and the related consolidated statements of operations, changes in members’ deficit, and cash flows for the year then ended which appears in the accompanying Form 1-A Post-Qualification Amendment No. 2 of AHP Title Holdings LLC.

Rockville, Maryland

August 2, 2022

2